Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-60989








PROSPECTUS SUPPLEMENT DATED FEBRUARY 1, 2001
To Prospectus dated December 23, 1998




                          10 1/2% SENIOR NOTES DUE 2008
                                       OF
                                    AKI, INC.


                               RECENT DEVELOPMENTS

         On February 1, 2001 Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.